For Immediate Release

U.S. ENERGY CORP. ANNOUNCES $32.5 MILLION 2013 CAPITAL EXPENDITURE BUDGET

ANNOUNCES $27.1 MILLION OIL AND GAS CAPEX BUDGET

ANNOUNCES $5.4 MILLION CAPEX BUDGET FOR THE MOUNT EMMONS MOLYBDENUM PROJECT

PROVIDES OIL AND GAS OPERATIONAL UPDATE

RIVERTON, Wyoming – January 7, 2013 – U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) (the “Company”), today reported its 2013 Oil and Gas and Mount Emmons Capital Expenditure budgets and provided an operational update on its oil and gas initiatives.

Oil and Gas:

In December 2012 the Company’s Board of Directors approved a $27.1 million oil and gas capital expenditure budget for 2013.  The Company has allocated an estimated $7.1 million to be spent in the Williston Basin of North Dakota under its three current drilling programs.  This amount is subject to upward adjustment depending on the pace of development with operators other than Brigham and Zavanna.  Additionally, the Company has budgeted $20.0 million for the acquisition of producing properties with associated proven reserves in 2013 with a primary focus on the Williston Basin.

At this time, the Company has not budgeted any capital for its South Texas programs pending further analysis of nearby operators’ drilling results in the Eagleford, Buda and Pearsall formations.  Several operators are drilling in close proximity to our Leona River and Booth-Tortuga prospects, which are operated by Crimson Exploration.  Crimson has notified the Company that it wishes to continue monitoring results of the various formations before re-initiating operations in the prospects.

Actual timing of drilling and completing wells, well performance and the anticipated number of gross and net wells could vary in each region.  Amounts budgeted for each regional drilling program are also subject to change based on a number of factors including, but not limited to, timing, well costs, drilling and completion success, availability of capital and weather-related issues.

Mount Emmons Molybdenum Project:

The Company has approved a budget of $5.4 million for the advancement of the Mount Emmons Molybdenum project.  This includes operation of the water treatment plant, plant upgrades, continued permitting, the acquisition of Thompson Creek’s interest in the Highlands Ranch property, legal, and lobbying expenses.

Press Release
January 7, 2013

As announced in November, the Company filed a Mine Plan of Operations (“Plan”) with the U.S. Forest Service (“USFS”) on October 10, 2012 in Delta, Colorado.  The Plan is currently under review by the USFS as to its completeness.  Upon acceptance by the USFS, the document with be released to the general public in its entirety.

U.S. Energy Corp. plans to fund its budget from cash on hand, cash flow from operations, borrowings under its secured revolving credit facility, the potential sale of its apartment complex in Gillette, Wyoming, and the potential sale of the Company’s corporate aircraft and related facilities.

Operations Update:

Williston Basin, North Dakota

Recently completed wells:

•
The Ash Federal 5300 11-18T well operated by Oasis was completed and turned over to production in early November.  The well had an early 24-hour flow back rate of 2,905 BOE/D which consisted of approximately 2,683 barrels of oil and 1,334 MCF of natural gas.  The Company has an approximate 4.69% WI and 3.52% NRI in this well.

•
The Barker 24-13 #1H well was completed mid December and had an early 24-hour flow back rate of 1,856 BOE/D on a restricted choke during drillout of the plugs, which consisted of approximately 1,769 barrels of oil and 524 MCF of natural gas.  The Company has an approximate 4.74% WI and 3.65% NRI in this well.

Wells in progress:

Well Name	Operator	Formation	Working Interest	Net Revenue Interest	Status
Bunning 35-26 #1H	Zavanna LLC	Bakken	7.77%	5.98%	Completing
Browning 28-33 1H	Zavanna LLC	Bakken	4.79%	3.73%	Drilled - completion pending
Mongoose 1-8-5H	Emerald Oil Inc.	Bakken	0.29%	0.23%	Drilled - completion pending
State 36-1 #4TFH	Brigham Oil & Gas, L.P.	Three Forks	3.64%	2.88%	Drilled - completion pending
Hovde 33-4 2TFH	Brigham Oil & Gas, L.P.	Three Forks	2.47%	1.95%	Drilling
Martinez 36-25 1TFH	Zavanna LLC	Three Forks	8.48%	6.61%	Drilling
Van Hook 19-2523H	EOG Resources Inc.	Bakken	0.36%	0.27%	Drilling
Dobias 152-103-32-29-1H	Liberty Resources LLC	Bakken	1.91%	1.49%	To spud January 2013
Pirate 1-2-1 1H	Emerald Oil Inc.	Bakken	3.67%	2.75%	To spud January 2013
Rogers 1-12 #1TFH	Zavanna LLC	Three Forks	9.36%	7.30%	To spud January 2013
Van Hook 126-2523H	EOG Resources Inc.	Bakken	0.36%	0.27%	To spud January 2013

Press Release
January 7, 2013

“We are pleased to announce our 2013 CAPEX budget with a continued primary focus on North Dakota, which is one of the most active development regions in the U.S.  Although our anticipated budget is very conservative, we have ample liquidity to increase the CAPEX budget should accelerated drilling activity take place amongst our operating partners,” stated Keith G. Larsen, CEO of U.S. Energy Corp.  “We are realizing stabilized production from the majority of our wells in North Dakota and remain confident in the returns from this prolific play.  We anticipate participating in four Three Forks formation wells in Q1 2013 and look forward to evaluating the results which could lead to an expansion of our reserves and drilling programs in the region,” he added.  “We will also continue to monitor regional activity surrounding our participated Eagle Ford acreage in South Texas as well as our Daniels County, Montana acreage with the intent to initiate further development during 2013,” he continued.

Mr. Larsen continued, “Regarding our Mount Emmons project, the Company plans to devote considerable resources to the advancement of the property in 2013.  We made considerable strides in advancing the project in 2012 with the filing of our Mine Plan of Operations in October 2012, and we look forward to entering the NEPA process in 2013.”

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Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "will," "anticipates," "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy's expected future capital expenditures and projects, plans for future acquisitions, the drilling and fracing of wells with industry partners and potential additional drilling opportunities, our expectations regarding future production and reserve expansion, activities relating to the Mount Emmons project and our plans to fund our 2013 capital expenditure budget.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  Future transactions may not close on the terms we anticipate or at all.  Results from exploration and development activities conducted on properties near properties in which the Company has an interest, may not be indicative of the results the Company will generate from its properties or the value of those properties.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, changes in development plans by third party operators, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2011, and the Form 10-Q for the quarter ended September 30, 2012), all of which descriptions are incorporated herein by reference. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of oil and natural gas.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com